EXHIBIT 10.62

                                                   August 5, 1997


Mr. Paul B. Loyd, Jr.
418 Pineneedle Drive
Houston, Texas  77024

Re: STOCK OPTION AGREEMENT DATED AS OF APRIL 24, 1997 BETWEEN PAUL B. LOYD, JR. AND READING & BATES CORPORATION - OPTIONS WITH RESPECT TO 310,000 SHARES OF THE COMMON STOCK OF READING & BATES CORPORATION

Dear Paul:

Reading & Bates Corporation (the "Company") requests you agree to a rescission of the stock options awarded pursuant to the above-referenced agreement, subject to: (a) completion of the transaction described in that Agreement and Plan of Merger dated as of July 10, 1997 among, inter alia, Falcon Drilling Company, Inc. and the Company and (b) such merger being accounted for on a "pooling of interests" basis. If the transaction, as described in such agreement, is not completed or is completed thereunder and accounted for on any basis other than a "pooling of interests", the Company agrees such rescission shall be of no legal effect, and the above-referenced stock options and award agreement shall be restored to full force and effect, as if this letter agreement had never existed.

If the foregoing is acceptable to you, please indicate your agreement in the space provided below, and return one fully executed copy of this letter to us for our files.

                              Very truly yours,

                              READING & BATES CORPORATION


                              By:  ___________________________
                                   Tim W. Nagle
                              Its: Executive Vice President, Finance and
                                   Administration


Agreed this ________ day of August, 1997.


______________________
Mr. Paul B. Loyd, Jr.